UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016

UNUM GROUP

(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices) (Zip Code)

(423) 294-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 24, 2016, the Board of Directors (the “Board”) of Unum Group (the “Company”) adopted amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) to implement proxy access.

Article III, Section 3 of the Bylaws has been amended to permit a stockholder, or a group of up to 20 stockholders, who has maintained continuous qualifying ownership of at least 3% of the Company’s outstanding shares of common stock for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals and 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws, as amended. Proxy access will first be available to stockholders in connection with the Company’s 2017 annual meeting of stockholders.

In addition, certain technical and non-substantive amendments were made in various sections of the Bylaws.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

3.1	Amended and Restated Bylaws of Unum Group, effective February 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group (Registrant)

Date: February 26, 2016	By:	/s/ J. Paul Jullienne
Name: J. Paul Jullienne
Title: Vice President, Managing Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Unum Group, effective February 24, 2016.